Exhibit 5.1

[Letterhead of Bryan Cave LLP]

December 3, 2010

Windstream Corporation

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Ladies and Gentlemen:

We have acted as special counsel to Windstream Corporation, a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) and the prospectus contained therein with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of up to 20,559,351 shares of common stock, par value $0.0001 per share (the “Shares”), to be offered by the selling stockholders named in the Registration Statement from time to time pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act. The Shares were issued on December 1, 2010 pursuant to that certain Agreement and Plan of Merger dated as of August 17, 2010 (the “Merger Agreement”), by and between the Company, Q-Comm Corporation, a Nevada corporation (“Q-Comm”), Derby Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Albert E. Cinelli, acting solely in his capacity as representative and agent on behalf of the stockholders of Q-Comm and not in his individual capacity.

In connection herewith, we have examined:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company; and

(iii)	the Amended and Restated Bylaws of the Company, as amended.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the

Windstream Corporation

December 3, 2010

conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion is not rendered with respect to any laws other than the General Corporation Law of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

This opinion is being delivered by us solely for your benefit in connection with the filing of the Registration Statement with the SEC. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Bryan Cave LLP